EXHIBIT 5.1
OPINION OF VORYS, SATER, SEYMOUR AND PEASE LLP
November 2, 2009
Ohio Valley Banc Corp.
420 Third Avenue
Gallipolis, Ohio 45631
Ladies and Gentlemen:
     We have acted as legal counsel to Ohio Valley Banc Corp., an Ohio corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof.
     You have provided us with a draft of the Registration Statement in the form in which it will be filed with the Commission. The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus provides for the offering of the following securities: (i) the Company’s common shares, without par value (“Common Shares”), and (ii) warrants to purchase Common Shares (“Warrants”). The Common Shares and Warrants are collectively referred to as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Act, in amounts, at prices and on terms to be determined at the time of the offering thereof, at an aggregate initial offering price not to exceed $35,000,000.
     We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.
     In expressing our opinions below, we have assumed, with your consent, that:
          (a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;
          (b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);
          (c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect at the time the Securities are offered or sold;
          (d) a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and timely filed with the Commission;

          (e) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the Company’s organizational documents;
          (f) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);
          (g) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;
          (h) the Securities will be offered and sold in compliance with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;
          (i) a definitive purchase, underwriting or similar agreement (each a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
          (j) any Securities issuable upon conversion, exchange or exercise of any other Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;
          (k) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions of the Company’s board of directors (or a duly authorized committee thereof), the Company’s articles of incorporation and applicable law; and
          (l) the resolutions authorizing the Company to issue, offer and sell the Securities will have been duly adopted by the Company’s board of directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company.
     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, including, without limitation, indemnification or contribution.
     We have also assumed, with your consent, that: (i) the Warrants and any related warrant agreement (collectively, the “Warrant Documents”) will be governed by the internal laws of the State of Ohio; (ii) each of the Warrant Documents will be duly authorized, executed and delivered by the parties thereto, including the financial institution identified therein as warrant agent (the “Warrant Agent”); (iii) each of the Warrant Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iv) the Warrant Agent (a) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) will be duly qualified to engage in the activities contemplated in the Warrant Agreement, (c) will be in compliance at all applicable times, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations, and (d) will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.
     We are opining herein only as to the federal laws of the United States and the internal laws of the State of Ohio, in each case as in effect on the date of this opinion, and we express no opinion with respect to the laws of any other jurisdiction or, in the case of Ohio, any matters of municipal or local law. We express no opinion as to (i)

the securities or “blue sky” laws of any state to the offer or sale of the Securities or (ii) the antifraud provisions of the securities or other laws of any jurisdiction.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
          1. Upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance of Common Shares (with such Common Shares, together with all Common Shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding the then authorized Common Shares of the Company), and upon issuance and delivery of, and payment of legal consideration for, such Common Shares in the manner contemplated by such resolution, the Registration Statement, the Prospectus, applicable Prospectus Supplement(s) and all applicable law, such Common Shares will be validly issued, fully paid and nonassessable.
          2. When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the board of directors of the Company of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants) and duly authenticated by the Warrant Agent, and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, applicable resolutions of the board of directors, any Purchase Agreement, the Registration Statement, the Prospectus, applicable Prospectus Supplement(s) and all applicable law (and assuming the satisfaction of the conditions described in paragraph 1 above with respect to our opinion regarding any Common Shares issuable upon exercise of the Warrants), such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.
     This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters” in the prospectus included therein. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP